    As filed with the Securities and Exchange Commission on June 27, 2002
                                              Registration  No.
         --------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                   __________
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   __________
                             RALCORP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  Missouri                                  43-1766315
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

 800 Market Street, Suite 2900, St. Louis, Missouri           63101
     (Address of principal executive offices)              (Zip Code)

                             RALCORP HOLDINGS, INC.
                          2002 INCENTIVE STOCK PLAN AND
                  DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                             (Full title of the plan)
                           --------------------------
                         R. W. Lockwood, Esq., Secretary
                             RALCORP HOLDINGS, INC.
                                800 Market Street
                                   Suite 2900
                            St. Louis, Missouri 63101
                     (Name and address of agent for service)
               Telephone number of agent for service: 314-877-7000
                                   ----------
               Approximate date of proposed commencement of sales
                      pursuant to the Plan: June 27, 2002
                                   ----------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                        Proposed
Title of                 Amount         maximum     Proposed
securities               to be          offering    maximum       Amount of
being                    Registered     price per   aggregate     registration
registered(a)            (b)(c)         share(d)    offering      fee
-------------------------------------------------------------------------------
Ralcorp Holdings, Inc.   2,135,136      $28.34      $60,509,754      $5,566
Common Stock $.01        shares
Par value and Common
Stock Purchase Rights

Deferred Compensation    $7,000,000     N/A         $7,000,000         $644
Obligations (e)
                                                    Total            $6,210
                                                    Registration
                                                    Fee

Notes: (a) Common Stock Purchase Rights are attached to and trade with the Common Stock, $.01 par value. The value of Common Stock Purchase Rights, if any, is reflected in such Market Price of the Common Stock. (b) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits, similar transactions in accordance with Rule 416 under the Securities Act of 1933. (c) 635,136 shares previously registered on the Registrant's Form S-8 Registration Statement Number 333-20879 remain unreserved for awards under the Registrant's Incentive Stock Plan. The shares registered under this
Registration Statement represent 1,500,000 shares authorized for registration upon approval of the Registrant's 2002 Incentive Stock Plan plus the 635,136 shares remaining unreserved under the Registrant's prior Incentive Stock Plan. Immediately upon the effectiveness of this Registration Statement, the 635,136 shares of Common Stock previously registered on Registration Statement No. 333-20879 will be deregistered. (d) The proposed maximum offering price has been estimated solely for purposes of computing the Registration Fee pursuant to Rule 457(c) and (h)(i). The price used represents the average of the high and low transaction prices of the Registrant's Common Stock per share as reported on the New York Stock Exchange on June 26, 2002. (e) Deferred Compensation Obligations are unsecured obligations of the Registrant to pay compensation based on Common Stock equivalents.

PART  II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed with the United States Securities and Exchange Commission by Ralcorp Holdings, Inc. (the "Company") (File No. 1-12619) are incorporated herein by reference and made a part hereof:

     (a) Our Annual Report on Form 10-K for the Fiscal Year ended September 30, 2001;
     (b) Our Quarterly Reports on Form 10-Q for the Fiscal Quarters ended December 31, 2001 and March 31, 2002;
     (c) Our current reports on Form 8-K filed on October 17, 2001, November 1, 2001, January 3, 2002, January 30, 2002, January 31, 2002, January 31, 2002 and May 1, 2002; and
     (d) The description of the Company's Common Stock and associated Common Stock Purchase Rights contained in our 1934 Act Registration Statement on Form 10 as amended on February 3, 1997.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The summarized financial statements of Vail Resorts, Inc. in this Registration Statement through incorporation by reference have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in the field of public accounting. Arthur Andersen LLP has not consented to the inclusion of the summarized financial statements in this Registration Statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of the summarized financial statements in this Registration Statement, persons acquiring the Company's Common Stock under this Registration Statement will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

Item  4.  Description  of  Securities

     This Registration Statement also registers Deferred Compensation Obligations which are to be offered to certain eligible employees under the Deferred Compensation Plan for Key Employees. The Plan permits participants to defer cash incentive compensation into a deferred cash account. Participants must allocate amounts in their deferred cash accounts among various investment alternatives, which may include an account whose return approximates the return on the Company's Common Stock. Investments in accounts reflecting the return of the Company's Common Stock can be distributed in shares of Common Stock registered under this Registration Statement. The value of each deferred cash account balance is adjusted to reflect the investment experience of the selected funds.

     Amounts credited to the deferred cash accounts are payable to the participant on a date the participant selects at the time of the deferral but must be made or commenced by the time the participant reaches age 70. Distributions may be made in a lump sum simply or in installments and may be accelerated if the participant terminates employment with the Company. Under limited circumstances and subject to certain penalties, participants may accelerate or postpone distribution out of deferred cash stock accounts or select an alternate form of distribution.

     Rights in the Deferred Compensation Plan, including the right to receive distributions under the Plan, cannot be alienated, sold, assigned, pledged or encumbered except by a designation of beneficiary under the Plan or to the personal representative, executor or administrator of the Participant's estate.

Item  5.  Interests  of  Named  Experts  and  Counsel

     The validity of the issuance of the securities being registered has been passed upon for the Company by R. W. Lockwood, Vice President, General Counsel and Secretary for the Company. Mr. Lockwood is paid a salary and bonus by the Company and participates in various employee benefit plans offered to employees generally as well as in plans offered to a limited number of key employees. Mr. Lockwood owns shares of the Company's Common Stock and has options to purchase shares of Common Stock. Mr. Lockwood will be eligible to participate in the Plan.

Item  6.  Indemnification  of  Directors  and  Officers

     The Company is a Missouri corporation. Under the Missouri indemnification statute and the Company's Restated Articles of Incorporation, Ralcorp must indemnify any person who is or was a director or officer of the Company, or as a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Company), by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. (Section 351.355 of the Missouri General and Business Corporation Law)

     The foregoing represents a summary of the general effect of Missouri law and the Company's Restated Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in the Missouri statutes, the Company's Restated Articles of Incorporation and its pertinent insurance contracts.

     The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the Company's Restated Articles of Incorporation. The Company has entered into indemnification contracts with the Company's directors and officers whereby the Company would agree to indemnify them in substantively the same manner as provided in the Company's Restated Articles of Incorporation and to advance expenses of matters covered by the indemnification contracts.

Item  7.  Exhibits

     Reference  is  made  to  the  Exhibit  Index.

Item  8.  Undertakings

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution of Company Common Stock not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be required with respect to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto Duly authorized, in the City of St. Louis, Missouri, as of the 27th day of June 2002.

                                         RALCORP  HOLDINGS,  INC.



                                         By:  /s/ J. R. Micheletto
                                              -------------------------
                                              J.  R.  Micheletto
                                              Chief  Executive  Officer
                                              and  President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert W. Lockwood and William E. Taylor, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities described as of June 27, 2002.

Signature                           Title
---------                           -----


/s/ William P. Stiritz              Chairman  of  the  Board
----------------------
    William P. Stiritz


/s/ David R. Banks                  Director
----------------------
    David R. Banks


/s/ Jack W. Goodall                 Director
----------------------
    Jack W. Goodall


/s/ M. Darrell Ingram               Director
----------------------
    M. Darrell Ingram


/s/ David W. Kemper                 Director
----------------------
    David W. Kemper


/s/ Richard A. Liddy                Director
----------------------
    Richard A. Liddy


/s/ Joe R. Micheletto              Chief Executive Officer,
----------------------             President and Director
    Joe R. Micheletto              (Principal Executive and Financial Officer)


/s/ Thomas G. Granneman            Vice President and Controller
-----------------------            (Principal Accounting Officer)
    Thomas G. Granneman

                                  EXHIBIT INDEX

*(4.1)     Restated  Articles  of Incorporation of the Company (filed as Exhibit
3.1  to  the  Company's Form 10 Registration Statement dated December 27, 1996).

*(4.2)     Bylaws  of  the Company (filed as Exhibit 3.2 to the Company's Annual
Report  on  Form  10-K  for  the  period  ending  December  31,  2001).

 (4.3)     Ralcorp  Holdings,  Inc.  2002  Incentive  Stock  Plan.

*(4.4)     Ralcorp  Holdings,  Inc. Deferred Compensation Plan for Key Employees
(filed as Exhibit 10.29 to the Company's Annual Report on Form 10-K for the year ending September 30, 2000).

*(4.5)     Shareholder  Rights Protection Agreement (filed as Exhibit 4.1 to the
Company's  Form  10  Registration  Statement  dated  December  27,  1996).

*(4.6)     First  Amendment  to  Shareholder  Rights  Protection  Plan (filed as
Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1997).

 (5)(23)   Opinion  of  Counsel  and  Consent.

(23)(a)    Consent  of  Independent  Accountants.


 *     Incorporated  by  reference.